                                2,070,000 Shares

                            SIGNATURE EYEWEAR, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                               August      , 1997



Maurice R. Buchsbaum
Senior Managing Director, Corporate Finance
Fechtor, Detwiler & Co., Inc.
2255 Glades Road, Suite 234-W
Boca Raton, FL  33431

Van Kasper & Company
600 California Street, Suite 1700
San Francisco, CA  94108

Ladies and Gentlemen:

     Signature Eyewear, Inc., a California corporation (the "Company"), proposes to issue and sell 1,600,000 shares (the "Company Firm Shares") of its authorized but unissued Common Stock, par value $0.001 per share (the "Common Stock"), and 200,000 shares from the selling stockholders identified on Schedule A attached hereto (the "Selling Stockholders"), to Fechtor, Detwiler & Co., Inc. (the "Representative"), Van Kasper & Company ("Van Kasper") and the other underwriters named in Schedule B attached hereto (the Representative, Van Kasper and the other underwriters being herein collectively the "Underwriters"). In addition, solely for the purpose on covering overallotments, the Company and the Selling Stockholders propose to grant to the Underwriters the option to purchase up to an additional 270,000 shares of Common Stock (the "Overallotment Shares") on the terms set forth in Section 3(c). The Company also proposes to grant to the Representative a Warrant to purchase up to 180,000 additional shares (the "Representative's Warrant") of Common Stock on the terms and for the purposes set forth in Section 3(b). The Company Firm Shares, Selling Shareholder Shares, Overallotment Shares and the shares of Common Stock issuable upon exercise of the Representative's Warrant are hereinafter collectively referred to as the "Shares."

     The Company wishes to confirm as follows its agreements with you and the other Underwriters in connection with the purchase of these Shares.

     1.  REGISTRATION STATEMENT.  A registration statement on Form S-1 (File No.
33-[     ]) including a prospectus relating to the Shares and each amendment thereto has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission" or "SEC") thereunder, and has been filed with the Commission. There have been delivered to you three signed copies of such registration statement and amendments, together with three copies of each exhibit filed therewith. Copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing all Rule 430A Information (as hereinafter defined) will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations).

     The term "Registration Statement" as used in this Agreement shall mean such registration statement (including all exhibits and financial statements and all documents incorporated by reference therein, if any) at the time such registration statement becomes or became effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and shall also mean any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations with respect to the Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424 (b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

     2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLING STOCKHOLDERS.

     The Company and the Selling Stockholders jointly and severally represent and warrant for and agree with, the several Underwriters, as set forth below in this Section 2.

     (a) SEC Compliance.  The Company has not received, and has no notice of,
         --------------
any order of the Commission preventing or suspending the use of any Preliminary Prospectus and, to the knowledge of the Company, the Commission has not instituted proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations. When the Registration Statement became or becomes, as the case may be, effective (the "Effective Date") and at all times subsequent thereto up to and at the Closing Date (as hereinafter defined), any later date on which Overallotment Shares are to be purchased and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, (i) the Registration Statement and Prospectus, and each amendment or supplement thereto, will contain all statements which are required to be stated therein by, and will comply with the requirements of, the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing representations and warranties in this section 2(a) do not apply to any statements or omissions made in reliance on and in conformity with the information contained in the section of the Prospectus entitled "Underwriting" [and the information in the last paragraph on the front cover page of the Prospectus]. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

     (b) Corporate Governance.  The Company has been duly organized and is
         --------------------
validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Company (as hereinafter defined) (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Rules and Regulations). The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and all amendments thereto have been delivered to the Representative, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Additional Closing Date.

     (c) Corporate Authority.  The Company has full power and authority
         -------------------
(corporate and otherwise) to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of its property may be subject, except for such defaults that would not result in a Material Adverse Effect; and the performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which its properties are bound, or (ii) the certificate of incorporation or by-laws of the Company, or (iii) any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body to which the Company or its assets is subject. The Company is not required to obtain or make (as the case may be) any consent, approval, authorization, order, designation or filing by or with any court or regulatory, administrative or other governmental agency or body as a requirement for the consummation by the Company of the transactions herein contemplated, except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky ("Blue Sky") laws or the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

     (d) Litigation.  There is not pending or, to the Company's knowledge,
         ----------
threatened, any action, suit, claim, proceeding or investigation against the Company or any of its respective officers or directors or any of its respective properties, assets or rights before any court or governmental agency or body or otherwise which, singly or in the aggregate, might result in a Material Adverse Effect or have a Material Adverse Effect on the Company's properties, assets or rights, or prevent consummation of the transactions contemplated hereby. There are no statutes, rules, regulations, agreements, contracts, leases or documents that are required to be described in the Prospectus, or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been accurately described in all material respects in the Prospectus or filed as exhibits to the Registration Statement.

     (e) Capitalization.  The authorized and outstanding capital stock of the
         --------------
Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus (and such description correctly states the substance of the provisions of the instruments defining the capital stock of the Company). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

     (f) Issuance of Shares.  The Shares to be sold by the Company have been
         ------------------
duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable. The Shares conform to the description thereof in the Prospectus. No preemptive right, co-sale right, right of first refusal or other similar rights of securityholders exists with respect to any of the Shares or the issue and sale thereof other than those that have been expressly waived prior to the date hereof. No holder of securities of the Company has the right to cause the Company to include such holder's securities in the Registration Statement. No further approval or authorization of any security holder, the Board of Directors or any duly appointed committee thereof or others is required for the issuance and sale or transfer of the Shares by the Company, except as may be required under the Act, the Exchange Act or under state securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other plans or arrangements, and the options or other rights granted and exercised or exercisable thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

     (g) Financial Statements.  Altschuler, Melvoin and Glasser LLP (the
         --------------------
"Accountants"), who have examined the financial statements, together with the related schedules and notes, of the Company filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations. The financial statements of the Company, together with the related schedules and notes, forming part of the Registration Statement and the Prospectus, fairly present the financial position and the results of Operations of the Company at the respective dates and for the respective periods to which they apply. All financial statements, together with the related schedules and notes, filed with the Commission as part of the Registration Statement have been prepared in accordance with generally accepted accounting principles as in effect in the United States consistently applied throughout the periods involved except as may be otherwise stated in the Registration Statement. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required by the Act or the Rules and Regulations to be included in the Registration Statement.

     (h) Recent Developments.  Subsequent to the respective dates as of which
         -------------------
information is given in the Registration Statement and the Prospectus, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business,
(iv) any change in the capital stock or outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. The Company does not have any material contingent obligation which is not disclosed in the Registration Statement.

     (i) Property.  The Company has good and marketable title to all properties
         --------
and assets described in the Prospectus as owned by them, free and clear of any pledge, lien, security interest, charge, encumbrance, claim, equitable interest, or restriction, other than those, if any, disclosed in the Prospectus. The agreements to which the Company is a party described in the Prospectus are valid agreements, enforceable against the Company and the other party or parties thereto in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or default under any of such agreements, and the Company has valid and enforceable leases for the properties described in the Prospectus as leased by it, and such leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement.

     (j) Compliance.  The Company now holds and at the Closing Date and any
         ----------
later Additional Closing Date, as the case may be, will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities that are material to the conduct of the business of the Company as such business is currently conducted, except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect, all of which are valid and in full force and effect, and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, cancelled, suspended or not renewed. The Company is not in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body. All of the descriptions in the Registration Statement and Prospectus of the legal and governmental proceedings or any foreign, state or local government body exercising comparable authority are true, complete and accurate in all material respects.

     (k) Taxes.  The Company has filed on a timely basis all necessary federal,
         -----
state and foreign income, franchise and other tax returns and has paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company which might have a Material Adverse Effect. All material tax liabilities are adequately provided for within the financial statements of the Company.

     (l) Insurance.  The Company maintains insurance of the types and in the
         ---------
amounts adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     (m) Labor.  The Company is not involved in any labor dispute or disturbance
         -----
nor, to the knowledge of the Company, is any such dispute or disturbance threatened; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors which, in either case may reasonably be expected to result in a Material Adverse Effect.

     (n) Trademarks, Licenses.  The Company owns or possesses adequate licenses
         --------------------
or other rights to use all trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted as described in the Prospectus.
The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described in the Prospectus, except as described in the Prospectus. The Prospectus fairly and accurately describes the Company's rights with respect to the Intellectual Property. The Company is not in breach or violation of any contract, agreement, license or commitment with respect to Intellectual Property. The Company has not received any notice of infringement or of conflict with rights or claims of others with respect to any Intellectual Property. The Company is not aware of any trademarks or copyrights of others which are infringed upon by products referred to in the Prospectus. [Additional reps or modifications to follow based upon completion of due diligence on trademark licenses].

     (o) Investment Company Act.  The Company is not and, upon the issuance and
         ----------------------
sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company," or a "promoter" or "principal underwriter" for or an entity controlled by a registered investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

     (p) Finder's Fee.  The Company has not incurred any liability for a fee,
         ------------
commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the underwriting discounts and commissions contemplated hereby, all of which are accurately described in the Prospectus under the heading "Underwriting".

     (q) Contributions; Payments.  Neither the Company nor any Selling
         -----------------------
Stockholder has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose any contribution in violation of law, or (ii) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public of quasi-public duties, other than payments required or permitted by the laws of the United States.

     (r) NASDAQ Qualification.  The Common Stock is registered pursuant to
         --------------------
Section 12(g) of the Exchange Act. The Shares have been duly authorized for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System ("Nasdaq National Market"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

     (s) Stabilization.  Neither the Company nor any Selling Stockholder, nor,
         -------------
to their knowledge, any of the Company's officers, directors or affiliates, has taken and at the Closing Date and at any later Additional Closing Date or will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Shares.

     (t) Registration Rights.  There are no persons with registration rights or
         -------------------
other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act other than the Selling Stockholders whose rights have been satisfied by registering that number of Shares as is included in the Registration Statement.

     (u) Doing Business with Cuba.  The Company has complied with, and is and
         ------------------------
will be in compliance with, the provisions of that certain Florida Statute relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida Statutes and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

     (v) ERISA.  Except as disclosed in the Prospectus, the Company does not
         -----
maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute now, or at any time previously maintained or contributed, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. The Company has not ever completely or partially withdrawn from a "multiemployer plan."

     (w) Selling Stockholders.  Each Selling Stockholder represents and warrants
         --------------------
to, and agrees with, each Underwriter that:

     (i) On the Closing Date or the Additional Closing Date as the case may be, such Selling Stockholder will be the lawful owner of the Selling Stockholder Shares to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Selling Stockholder Shares, as provided herein, such Selling Stockholder will convey to the Underwriters good and valid title to such Selling Stockholder Shares, free and clear of all liens, restrictions, encumbrances, charges, equities and claims whatsoever.

     (ii) Such Selling Stockholder nor any of such Selling Stockholder's affiliates (as defined in the Act and Exchange Act) has or will take, directly or indirectly, prior to the termination of this Agreement, any action designed to stabilized or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares which would be required to be disclosed pursuant to Item 701 of Regulation S-K.

     (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the Blue Sky law of any jurisdiction in connection with the purchase and distribution of the Selling Stockholder by the Underwriters and such other approvals as have been obtained.

     (iv) Neither the sale of the Selling Stockholder Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

     (v) All information furnished or to be furnished to the Company by or on behalf of such Selling Stockholder for use in connection with the preparation of the Registration Statement and the Prospectus does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (vi) Except as may be set forth in the Prospectus, such Selling Stockholder has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

     (vii) Such Selling Stockholder is not prompted to sell Shares by any material non-public information concerning the Company which is not included in the Registration Statement.

     3.  PURCHASE OF THE SHARES BY THE UNDERWRITERS.

     (a) Company Firm Shares and Selling Stockholder Shares.  On the basis of
         --------------------------------------------------
the representations and warranties and subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell the Company Firm Shares to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company the number of Shares set forth opposite the respective names of the Underwriters in column (2) of Schedule B hereto, and (ii) each of the Selling Stockholders agrees to sell the Underwriters, and the Underwriters severally and not jointly agree to purchase from the Selling Stockholders, the number of Shares set opposite the name of such Selling Stockholder in Schedule A hereto; plus such additional number of Overallotment Shares which the Underwriters may elect to purchase pursuant to
Section 3(c) hereof. The price at which the Shares shall be sold by the Company and the Selling Stockholders, and purchased by the Underwriters shall be [$_____________] per share.

     (b) Defaulting Underwriters.  If for any reason one or more of the
         -----------------------
Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 11 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you and the non-defaulting Underwriters shall have the right within twenty-four (24) hours after such default to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Shares and portion, the number of Shares which each non-defaulting underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis (as adjusted by you in such manner as you deem advisable to avoid fractional shares) to absorb the remaining Shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within the twenty-four
(24) hours next succeeding the 24-hour period referred to above, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such Shares and portion on the terms herein set forth. In any such case, the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven (7) business days after the date originally fixed as the Closing Date pursuant to said
Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds ten percent (10%) of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter nor of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c)  Overallotment Shares.  On the basis of the representations, warranties
          --------------------
and covenants herein contained, and subject to the terms and conditions herein set forth, upon the Closing Date (as defined below) or the Additional Closing Date (as defined below), as the case may be, the Company and Selling Stockholders will sell to the Underwriters the Overallotment Shares. The Overallotment Shares are solely for the purpose of covering overallotments, if any, in the sale of Shares. The Underwriters shall have the option to purchase 75% of the Overallotment Shares from the Selling Stockholders and 25% of the Overallotment Shares from the Company; on the same terms as the other Shares publicly offered. The option will be exercisable for a period of 30 days following the Closing Date (as defined below). Delivery of certificates for the Overallotment Shares, and payment therefor, shall be made as provided in Section 5 hereof.

     (d) Representative's Warrants.  On the basis of the representations,
         -------------------------
warranties and covenants herein contained, and subject to the terms and conditions herein set forth, upon the Closing Date (as defined below) the Company will sell to the Representative, for a consideration of one mil ($.001) per warrant, warrants to purchase an aggregate of One Hundred Eighty Thousand (180,000) Shares (equivalent to ten percent (10%) of the common stock offered to the public, exclusive of the exercise of any portion of the Overallotment Shares). The Representative's Warrant and all underlying securities shall be registered in the Registration Statement. Each Share under the Representative's Warrant shall be exercisable at a price equal to 120% of the offering price to the public. The Representative's Warrant shall be exercisable for a period of four years commencing one year after the Closing Date (as defined below), and shall contain appropriate anti-dilution provisions. Such anti-dilution provisions shall include, without limitation, protection against dilution in both price and percentage of the Company if there is (a) any issuance of shares of common stock or other securities convertible into common stock as a dividend or (b) a subdivision or combination of the outstanding shares of common stock or other securities convertible into common stock as the result of a merger, consolidation, spin-off or otherwise. The Representative's Warrant shall be set forth in a Warrant Agreement in substantially the form filed as Exhibit 1.2 to the Registration Statement.

     4.  OFFERING BY UNDERWRITERS.

     (a) Pricing.  The terms of the initial public offering of the Shares by the
         -------
Underwriters shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as it may determine.

     (b) Disclosure of Underwriters.  You, on behalf of the Underwriters,
         --------------------------
represent and warrant that (i) the information set forth in the last paragraph on the front cover page and paragraph ___ under the caption "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Shares (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and that the statements made therein are correct and do not omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading, and (ii) the Underwriters have not distributed and will not distribute prior to the Closing Date (as defined below) or on any Additional Closing Date (as defined below), as the case may be, any of offering material in connection with the offering and sale of the shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and other materials permitted by the Act.

     5.  DELIVERY OF AND PAYMENT FOR THE SHARES.

     (a) Delivery of Certificates.  Delivery of certificates for the Firm Shares
         ------------------------
and the Overallotment Shares (if the option granted pursuant to Section 3(c) hereof shall have been exercised not later than 1:00 p.m., New York time, on the date at least two business days preceding the Closing Date), and payment therefor, shall be made at the office of the Representative, 350 Park Avenue, 27/th/ Floor, New York, New York 10022 at 9:00 a.m., New York time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you (the "Closing Date").

     (b) Exercise of Overallotment Option.  If the option granted pursuant to
         --------------------------------
Section 3(c) hereof shall be exercised after 1:00 p.m., New York time, on the date two business days preceding the Closing Date, and on or before the 30th day after the date of Closing Date, delivery of certificates for the Overallotment Shares, and payment therefor, shall be made at the office of the Representative, 350 Park Avenue, 27/th/ Floor, New York, New York 10022 at 9:00 a.m., New York time, on the third business day after the exercise of such option (the "Additional Closing Date").

     (c) Payments.  Payment for the Company Firm Shares purchased from the
         --------
Company shall be made to the Company or its order by wire transfer of immediately available funds to a bank account designated by the Company.
Payment for the Selling Stockholder Shares purchased from the Selling Stockholders shall be made to the respective Selling Stockholder pursuant to their reasonable instructions. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several
Underwriters against receipt therefore signed by you.   Certificates for the
Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least three business days before the Closing Date, in the case of Company Firm Shares, and at least two business days prior to the Additional Closing Date. Such certificates will be made available to the Underwriters for inspection, checking and packaging at a location in New York, New York designated by the Representative not less than one full business day prior to the Closing Date or, in the case of the Overallotment Shares, by 3:00 p.m., New York time, on the business day preceding the Additional Closing Date. Each Selling Stockholder will pay all applicable stock transfer taxes, if any, involved in the transfer to the several Underwriters of the Shares to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later Additional Closing Date. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY. The Company and Selling Stockholders covenant and agree as follows:

     (a) SEC Effectiveness.  The Company will use its best efforts to cause the
         -----------------
Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 43OA(a), the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission. If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. Promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel to the Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters. The Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In case you are required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of you, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company will file no amendment or supplement to the Registration Statement or Prospectus that shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing or which is not in compliance with the Act and Rules and Regulations or the provisions of this Agreement.

     (b) Stop Order.  The Company will advise you, promptly after it shall have
         ----------
received notice or obtained knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the initiation or threat of any proceeding for that purpose; and the Company will promptly use its best efforts to prevent the issuance of any such stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     (c) State Qualification.  The Company will cooperate with you in
         -------------------
endeavoring to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation, to execute a general consent to service of process in any jurisdiction or to make any undertaking with respect to the conduct of its business. In each jurisdiction in which the Shares shall have been qualified, the Company will make and file such statements, reports and other documents in each year as are or may be reasonably required by the laws of such jurisdiction so as to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares or as otherwise may be required by law. The Company will promptly notify you of the receipt by the Company of any notification with respect to the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceedings for any such purpose.

     (d) Registration Statement; Prospectus.  The Company will furnish to you,
         ----------------------------------
as soon as available, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

     (e) Earnings Statement.  The Company will make generally available to its
         ------------------
stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and covering a twelve-month period beginning after the effective date of the Registration Statement, and will advise you in writing when such statement has been made available.

     (f) Annual Reports.  During a period of five years after the date hereof,
         --------------
the Company, as soon as practicable after the end of each respective period, will furnish to its stockholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to its stockholders unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will, upon request, furnish to you and the other several Underwriters hereunder (i) concurrently with making such reports available to its stockholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's stockholders; (ii) concurrently with the furnishing thereof to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; (iii) concurrently with the furnishing of such reports to its stockholders, copies of all reports (financial or other) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the

Commission, any securities exchange or the Nasdaq National Market by the Company (except for documents for which confidential treatment is requested); and (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or prepared for general release by the Company. During such five-year period, if the Company shall have any active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any Subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

     (g) Lock-Up Agreements.  Prior to or simultaneously with the execution and
         ------------------
delivery of this Agreement, the Company will obtain a letter, in the form attached hereto as Appendix A from each of the Company's stockholders, Officers
                   ----------
and Directors listed on Schedule C to this Agreement providing that such person
                        ----------
will not, for a period of one year after the date of the Prospectus, without the prior written consent of the Representative, directly or indirectly, offer to sell, sell, hypothecate, contract to sell, grant any option to purchase, or otherwise dispose of (collectively, "transfer"), any shares of Common Stock beneficially owned as of the date such lockup agreement is executed (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned in accordance with the Rules and Regulations and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Common Stock except (i) pursuant to a bona fide gift to any person or other entity which agrees in writing to be bound by this restriction; (ii) in connection with a merger of the Company or a tender offer made to all of the Company's stockholders for control of the then outstanding shares of Common Stock; and
(iii) if after a period of 180 days from the date of this Prospectus, in an amount not in excess of 104,000 shares of Common Stock in the aggregate. Each such person or entity shall also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by such person or entity, except in compliance with the foregoing restriction.

     (h) Additional Registration Statements.  The Company shall not, during the
         ----------------------------------
180 days following the effective date of the Registration Statement, except with your prior written consent as Representative, file a registration statement covering any of its shares of capital stock [except that one or more registration statements on Form S-8 may be filed at any time following the effective date of the Registration Statement.]

     (i) Additional Sales of Selling Stockholder Shares.  The Company shall not,
         ----------------------------------------------
during the 180 days following the effective date of the Registration Statement, except with your prior written consent as Representative, issue, sell, offer or agree to sell, grant, distribute or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any options, rights or warrants with respect to shares of Common Stock, or any securities convertible into or exchangeable for Common Stock, other than (i) the sale of Shares hereunder, (ii) the grant of options or the issuance of shares of Common Stock under the Company's stock option plans or stock purchase plan, as the case may be, existing on the date hereof, (iii) the issuance of shares of Common Stock upon exercise of the currently outstanding options or warrants described in the Registration Statement.

     (j) Proceeds.  The Company will apply the net proceeds from the sale of the
         --------
Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

     (k) Transfer Agent.  The Company will maintain a Transfer Agent and, if
         --------------
necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

     (l) NASDAQ National Market.  The Company will use its best efforts to
         -----------------------
maintain quotation of the Common Stock, including the Shares, on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required of companies that have issued securities that are quoted thereon.

     (m) Investment Company Act.  The Company is familiar with the Investment
         ----------------------
Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

     (n) Publicity.  If at any time during the 180 day period after the
         ---------
Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, consult with you in good faith regarding the necessity of disseminating a press release or other public statement responding to or commenting on such rumor, publication or event and, if the Company in its reasonable judgment determines that such a press release or other public statement is appropriate, the substance of any press release or other public statement.

     (o) Board of Directors.  At its option, the Representative following the
         ------------------
Closing Date and for a period of three (3) years thereafter, may designate a representative to serve on the Company's Board of Directors, and the Company will use its best efforts to cause such designee to be elected to the Board. Alternatively, a representative of the Representative shall be entitled to notice of, to attend as an observer, and to participate in the discussion (but not vote) at all meetings of the Company's Board of Directors; provided, however, that the Company may exclude such observer from portions of any meeting relating to: (i) any matter between the Company and the Representative and (ii) any claim or potential claim by any third party, or matter which may result in a claim or potential claim by a third party, which is to be discussed with Company counsel and with respect to which counsel advises the Board that the presence of such observer could result in a loss of the attorney-client privilege. The Company will reimburse the Representative's designee, whether a director or observer, for all reasonable out-of-pocket travel, lodging, meal and ancillary expenses incurred in attendance at any Board meeting.

     (p) Employment Agreements.  Effective as of the Closing Date, the Company
         ---------------------
will enter into employment agreements with each of Bernard Weiss, Julie Heldman, Michael Prince, Robert Fried and Robert Zeichick on terms that are satisfactory to the Representative.

     (q) Future Transactions; Rights of First Refusal.  Following the Closing
         --------------------------------------------
Date and for a period of three (3) years thereafter, the Representative shall have a right of first refusal to provide investment banking or brokerage services with respect to: (i) any public or private offering of securities (including without limitation, debt, equity and convertible instruments) of the Company, (ii) any merger, reorganization, recapitalization, sale, license or other disposition of all or substantially all of the assets of the Company or any acquisition of assets or securities of another (other than in the ordinary course of business) or similar type of transaction, or (iii) any other type of transaction for which the Company desires to engage the services of an investment banker or brokerage firm (collectively, a "Covered Transaction").
In the event that the Company desires to undertake a Covered Transaction it shall first provide written notice of the proposed Covered Transaction, which notice shall describe in reasonable detail the material terms of such Covered Transaction, including without limitation, the proposed terms of compensation of the Representative for its services with respect to the Covered Transaction.
The Representative shall have thirty (30) days from receipt of such notice to notify the Company whether it intends to participate in the Covered Transaction. The Company shall promptly comply with all reasonable requests and inquiries for additional information with respect to the Covered Transaction. In the event the Representative does not elect to participate in the Covered Transaction, then the Company may engage the services of another investment banking or brokerage firm for such purposes; provided, however, that (i) the terms of such engagement are no more favorable than those offered to the Representative, (ii) the terms of the proposed Covered Transaction do not materially change from the terms described in the Company's notice to the Representative, and (iii) both the engagement of any such other investment banking or brokerage firm and the commencement of the Covered Transaction occur within six (6) months of the date after which the Representative elected not to participate in such Covered Transaction.

     (r) Public Relations Firm.   Following the Closing Date and for a period of
         ---------------------
(2) two years thereafter, the Company agrees to engage a financial public relations firm that is reasonably acceptable to the Representative.

     (s) Minimum Shareholder Equity.  On the Closing Date, without giving effect
         --------------------------
to the proceeds from the sale of the Shares, the Company shall have Shareholder Equity of at least Two Million Dollars ($2,000,000).

     7.  EXPENSES.

     The Company agrees with each Underwriter that:

     (a) Payment by Company.  The Company will pay and bear all costs, fees and
         ------------------
expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the reproduction of this Agreement, the

[Preliminary Blue Sky Memorandum and any Supplemental Blue Sky Memorandum] and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the Underwriters, including transfer taxes (except as may be otherwise provided in Section 5 hereof), if any; the cost of all stock certificates representing the Shares and Transfer Agents' and Registrars' fees; the fees and disbursements of corporate counsel for the Company; all fees and other charges of the Company's independent public accountants; the cost of furnishing to the Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and expenses incident to securing any required review and the cost of qualifying the Shares under the laws of such jurisdictions within the United States as you may designate (including filing fees and fees and disbursements of the Underwriter's Counsel in connection with such NASD filings and Blue Sky law qualifications); listing application fees of the Nasdaq National Market; and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

     (b) Obligation of Company.  If the transactions contemplated hereby are not
         ---------------------
consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, the Company will, in addition to paying the expenses described in clause (a) above, reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of Underwriters' Counsel) incurred by the Underwriters in reviewing the Registration Statement and the Prospectus and in otherwise investigating, preparing to market or marketing the Shares. The Company will not in any event be liable to the Underwriters for any loss of anticipated profits from the sale by them of the Shares.

     (c) General.  The provisions of paragraphs (a) and (b) of this Section are
         -------
intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay.

     8.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

     The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date and any later Additional Closing Date, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) SEC Effectiveness.  The Registration Statement shall have become
         -----------------
effective not later than 9:00 a.m., New York time, on the date following the date of this Agreement, or such later time or date as shall be consented to in writing by you. If the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) and Rule 430A of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) and Rule 430A of the Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Underwriter's Counsel.

     (b) Underwriters' Counsel.  All corporate proceedings and other legal
         ---------------------
matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall be furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

     (c) Opinion of Company Counsel.  You shall have received, at no cost to
         --------------------------
you, on the Closing Date and on any later Additional Closing Date, as the case may be, the opinion of corporate counsel to the Company dated the Closing Date or such later Additional Closing Date, in the form attached hereto on Appendix B
                                                                      ----------
addressed to the Underwriter.

     (d) Selling Stockholder Opinion.  The Selling Stockholders shall have
         ---------------------------
furnished to you, the opinion of Troop, Meisinger, Steurber & Pasich, counsel for the Selling Stockholders, dated the Closing Date or such later Additional Closing Date, in the form attached hereto on Appendix C, addressed to the
                                             ----------
Underwriter.

     (e) Opinion of Underwriters' Counsel.  You shall have received from
         --------------------------------
Proskauer Rose Goetz & Mendelsohn LLP, Underwriters' Counsel, an opinion or opinions, dated the Closing Date or on any later Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to you, with respect to the sufficiency of all corporate proceedings undertaken by the Company and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as it may have reasonably requested for the purpose of enabling it to pass upon such matters.

     (f) Accountant Update Letter.  You shall have received on the Closing Date
         ------------------------
and on any later Additional Closing Date, as the case may be, a letter from the Accountants addressed to the Company and the Underwriters, dated the Closing Date or such later Additional Closing Date, as the case may be, confirming that it is an independent certified public accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three days prior to the Closing Date or any such later Additional Closing Date, as the case may be, (i) confirming that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later Additional Closing Date, as the case may be; and
(ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In addition, you shall have received from the Accountants a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its latest examination of the Company's financial statements, did not disclose any weaknesses in internal controls that it considered to be material weaknesses. All such letters shall be in a form reasonably satisfactory to the Underwriters and its counsel.

     (g) Certificate by Corporate Officer.  You shall have received on the
         --------------------------------
Closing Date and on any later Additional Closing Date, as the case may be, a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date or such later date, as applicable, to the effect that as of such date (and you shall be satisfied that as of such date):

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later Additional Closing Date, as the case may be; and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later Additional Closing Date, as the case may be.

               (ii) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the Act.

               (iii) They have carefully reviewed the Registration Statement and the Prospectus; and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading; and when the Registration Statement became effective, and at all times subsequent thereto up to the delivery of such certificate, none of the Registration Statement, the Prospectus or any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any Material Adverse Effect, (B) any transaction which is material to the Company, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, incurred by the Company, which is material to the Company, (D) any change in the capital stock or outstanding indebtedness of the Company which is material to the Company (other than as contemplated and disclosed in the Prospectus) or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

          (h) Other Certificates.  The Company shall have furnished to you such
              ------------------
further certificates and documents as the Representative shall reasonably request as to the accuracy of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

          (i) Selling Stockholder Certificates.  Each Selling Stockholder shall
              --------------------------------
have furnished to the Underwriters a certificate, signed by such Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (j) NASDAQ National Market.  The Shares shall have been approved for
              ----------------------
designation upon notice of issuance on the Nasdaq National Market.

          All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

          In case any of the conditions specified in this Section 8 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses, including without limitation the fees and expenses of counsel to the Underwriters, incident to the performance of the obligations of the Company under this Agreement, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     9. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND SELLING STOCKHOLDERS. The obligation of the Company and Selling Stockholders to deliver the Shares shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

          In case either of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement.

     10.  INDEMNIFICATION AND CONTRIBUTION.

          (a) Indemnification by Company and Selling Stockholders.  The Company
              ---------------------------------------------------
and the Selling Stockholders, jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each managing director, director, partner, officer, employee or agent of any Underwriter or such person) who controls any Underwriter within the meaning of Section 15 of the Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other out-of-pocket expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any 462(b) registration statement) or any post-effective amendment thereto (including any 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any of the matters which were the subject of the Letter of Intent dated March 7, 1997 between the Company and the Representative; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission is contained in the section of the Prospectus entitled "Underwriting" (except with respect to the ____ paragraph thereof) or the last paragraph of text on the cover page of the Prospectus, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding any documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph
(a) of Section 6 hereof. The indemnity agreement of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of any payment for the Shares.

          (b) Selling Stockholders Indemnification.  Each Selling Stockholder,
              ------------------------------------
severally and not jointly, agrees to indemnify and hold harmless the Company, the Underwriters and each person (including each managing director, director, partner, officer, employee or agent of the Company or any Underwriter or such person) who controls the Company or any Underwriter within the meaning of
Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in the cases of clauses (i) and (ii) above, such statement or omission directly relates to information in the Section of the Prospectus entitled "Selling Stockholders" or [include any other pertinent sections or paragraphs regarding the Selling Stockholders]. The indemnity agreement of the Selling Stockholders contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (c) Underwriter Indemnification.  Each Underwriter severally agrees to
              ---------------------------
indemnify and hold harmless the Company, each Selling Stockholder, each other Underwriter and each person (including each officer, director or employee thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in the cases of clauses (i) and (ii) above, such statement or omission directly relates to the Section of the Prospectus entitled "Underwriting" (except for the [________] paragraph thereof) or the last paragraph on the cover page of the Prospectus. The indemnity agreement of each Underwriter contained in this paragraph (c) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (d) Notification.  Each party indemnified under the provision of
              ------------
paragraphs (a), (b) and (c) of this Section 10 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (a "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled, at its or their own expense to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. It is understood that the indemnifying parties shall not, in respect of the legal defenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (d) of this Section 10 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. The indemnifying party or parties shall not be liable for any settlement of any proceeding effected without its or their written consent, provided such consent has not been unreasonably withheld.


          (e) Contribution.  If the indemnification provided for in this Section
              ------------
10 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a), (b) or (c) of this Section 10, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a), (b) or (c) of this Section 10: (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparation to defend or defense against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter, No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 10).

          (f) Limits on Liability.  The liability of each Selling Stockholder
              -------------------
under such Selling Stockholder's representations and warranties contained in
Section 2(w) hereof and this Section 10(b) shall be limited to an amount equal to the initial public offering price of the Selling Stockholder Shares sold by such Selling Stockholder to the Underwriters. The liability of each Underwriter hereunder shall be limited to an amount equal to the underwriting discount and commission applicable to the Shares purchased by each such Underwriter from the Company and the Selling Stockholders.

          (g) Settlement.  The Company will not, without the prior written
              ----------
consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Representative or any other Underwriter or any person who controls such Representative or Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Representative and Underwriters and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (h) Representation by Counsel.  The parties to this Agreement hereby
              -------------------------
acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of this Section 10 and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 10 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

     11. TERMINATION. This Agreement may be terminated by you at any time on or prior to the Closing Date or on or prior to any later Additional Closing Date, as the case may be, by giving written notice to the Company (i) if the Company shall have failed, refused or been unable, at or prior to the Closing Date, or on or prior to any later Additional Closing Date, as the case may be, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, by such trading exchanges or by order of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal or New York authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such character as to have a Material Adverse Effect regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets in the United States as in the judgment of the Representative makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have occurred an outbreak, or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or other national or international calamity, hostilities or crisis or the declaration by the United States of a national emergency which, in the judgment of the Representative, adversely affects the marketability of the Shares, or (vi) if since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have occurred any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising in the ordinary course of business, or (vii) if any foreign, federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted, published, decreed or otherwise promulgated which in the judgment of the Representative materially and adversely affects or will materially and adversely affect the business or operations of the Company, or trading in the Common Stock shall have been suspended, or (viii) there shall have occurred a material adverse decline in the value of securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or (ix) action shall be taken by any foreign, federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the judgment of the Representative, has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated in accordance with this Section 11, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination (i) the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, all costs and expenses referred to in Section 7, 10 and 12 hereof and (ii) if such termination is pursuant to clause (i) of this Section 11, the Company agrees to reimburse and hold harmless the Underwriters from all costs or expenses incurred by the Underwriters in connection with the proposed offering, including, without limitation, Underwriters' Counsel fees and expenses and blue sky fees and expenses.

     If you elect to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by you by telephone, telecopy or telegram, confirmed by letter.

     12.  REIMBURSEMENT OF CERTAIN EXPENSES.

          (a) Underwriter Expenses (General).  In addition to its other
              ------------------------------
obligations under Section 10 of this Agreement, the Company agrees to reimburse the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of
Section 10 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 12 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of its ability to effect any refund, when and if due.

          (b) Underwriter Expenses (Special).  In addition to its other
              ------------------------------
obligations under Section 10 of this Agreement, the Underwriters hereby agree to reimburse the Company for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (b) of
Section 10 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 12 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the Company shall promptly refund it and (ii) the Company shall provide to the Underwriters, upon request, reasonable assurances of its ability to effect any refund, when and if due.

     13. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholders, including the indemnity and contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any indemnified person, or by or on behalf of the Company, the Selling Stockholders, or any person or entity which is entitled to be indemnified under Section 10, and shall survive termination of this Agreement or the delivery of the Shares to the several Underwriters. In addition, the provisions of Sections 6, 7, 10, 11, 12, 13, 14, 15, 16, 17 and 18 shall survive termination of this Agreement, whether such termination, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

     14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Stockholders and the several Underwriters and, with respect to the provisions of Section 10 hereof, the several parties (in addition to the Company, Selling Stockholders and the several Underwriters) indemnified under the provisions of said Section 10, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters, other than any purchasers whom participate in the underwriting syndicate for the public offering.

     15. NOTICES. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex, telecopy and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecopied, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to Company:

                    Signature Eyewear, Inc.
                    498 N. Oak Street
                    Inglewood, CA 90302
                    Attention:  Bernard Weiss, Chief Executive Officer
                    Telephone: (310) 330-2700
                    Fax:       (310) 330-2765

                    with a copy to:

                    Alan B. Spatz, Esq.
                    Troop Meisinger Steuber & Pasich, LLP
                    10940 Wilshire Boulevard
                    Los Angeles, California 90024-3902
                    Telephone: (310) 824-7000
                    Fax:       (310) 443-7599
                    and if to the Underwriters:

                    Maurice R. Buchsbaum
                    Senior Managing Director, Corporate Finance
                    Fechtor, Detwiler & Co., Inc.
                    2255 Glades Road, Suite 234-W
                    Boca Raton, Florida 33431
                    Telephone:  (561) 998-1577
                    Fax:        (561) 241-5877

                    with a copy to:

                    Christopher C. Wheeler, Esq.
                    Donald E. Thompson II, Esq.
                    Proskauer Rose Goetz & Mendelsohn LLP
                    2255 Glades Road, Suite 340-W
                    Boca Raton, Florida 33431
                    Telephone:  (561) 241-7400
                    Fax:        (561) 241-7145

or to such other address as any party may designate by notice complying with the terms of this Section 15. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     16. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(i) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Company's respective directors or officers, and (ii) delivery of and payment for the Shares under this Agreement.

     17. APPLICABLE LAW; ARBITRATION. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.
Any dispute between the parties arising under or related to this letter shall be resolved by binding arbitration conducted in Boston, Massachusetts in accordance with the rules of commercial arbitration.

     18. AUTHORITY OF REPRESENTATIVE. You will act as Representative of the several Underwriters in all dealings with the Company under this Agreement, and any action under or in respect of this Agreement taken by you as Representative will be binding upon all of the Underwriters.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Stockholders and the Underwriters in accordance with its terms.

                                    Very truly yours,

                                    SIGNATURE EYEWEAR, INC.



                                    By:
                                       -----------------------------
                                       Bernard Weiss
                                       Chief Executive Officer


                                    Selling Stockholders:


                                    ----------------------------------
                                    Bernard L. Weiss


                                    ----------------------------------
                                    Julie Heldman


                                    ----------------------------------
                                    Edward Weiner


                                    ----------------------------------
                                    Daniel Warren

                                    Selling Stockholders Cont'd



                                    -----------------------------------
                                    Robert Fried


                                    -----------------------------------
                                    Robert Zeichick


                                    -----------------------------------
                                    Michael Prince



The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.


FECHTOR, DETWILER & CO., INC.



By:
   ----------------------------------
     Name:   Maurice R. Buchsbaum
     Title:  Senior Managing Director,
             Corporate Finance

VAN KASPER & COMPANY



By:
   ------------------------------------
     Name:
          -----------------------------
     Title:
          -----------------------------

     Each acting on behalf of the several
     Underwriters, including themselves,
     named on Schedule B hereto.

                                   SCHEDULE A

                              SELLING STOCKHOLDERS

                                              Number of
                                              Shares to be
               Name                           Purchased
               --------------------           -------------

               Bernard L. Weiss
               Julie Heldman
               Edward Weiner
               Daniel Warren
               Robert Fried
               Robert Zeichick
               Michael Prince
                                              ____________
                                                200,000

                                   SCHEDULE B

                                  UNDERWRITERS

                                              Number of Shares
     Underwriter                              to be Purchased
     -----------                              ---------------


Fechtor, Detwiler & Co., Inc.

Van Kasper & Company

                                   SCHEDULE C

                               Lock-Up Agreements
                               ------------------


                      [List of all Directors, Officers and
                   Shareholders providing Lock-up Agreements]


                                Bernard L. Weiss
                                 Julie Heldman
                                 Edward Weiner
                                 Daniel Warren
                                  Robert Fried
                                Robert Zeichick
                                 Michael Prince

                                   APPENDIX A

                        Public Offering of Common Stock
                        -------------------------------


                               ____________, 1997

Fechtor Detwiler & Co., Inc.
2255 Glades Road, Suite 234-W
Boca Raton, FL  33431

Dear Sirs:

          This letter agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between Signature Eyewear, Inc., a California corporation (the "Company"), certain Selling Stockholders named therein and you as the Representative of the Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value ("Common Stock"), of the Company.

          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell, pledge, hypothecate or contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly (collectively, "transfer"), any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of one year following the day on which the Underwriting Agreement is executed without your prior written consent, other than: (i) shares of Common Stock transferred as bona fide gifts, and pursuant to which the recipient agrees in writing to be bound by the terms of this letter to the same extent as the undersigned; (ii) transfers in connection with a merger of the Company or a tender offer to all of the stockholders of the Company for control of the then outstanding shares of Common Stock; and (iii) the transfer of up to 104,000 shares in the aggregate, if such transfer is after 180 days following the effective date of the registration statement.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this letter agreement shall likewise be terminated.

                         Yours very truly,



                         [Signature]
                         [Name and address]

                                   APPENDIX B

                  Opinion of Corporate Counsel to the Company.
                  -------------------------------------------

        [Note:  Defined terms have the same meanings as ascribed to such terms in the Underwriting Agreement.]

     Troop Meisinger Steuber & Pasich, LLP shall opine to the effect that:

          (A) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California;

          (B) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect;

          (C) The Company does not own or control, directly or indirectly, any corporation, association or other entity;

          (D) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which there are outstanding no shares of Preferred Stock and [5,470,531] shares of Common Stock (including the Company Firm Shares [plus the number of Overallotment Shares issued on the date hereof]). The issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of any preemptive right, co-sale right, registration right, right of first refusal or other similar right known to such counsel;

          (E) The Shares to be issued by the Company pursuant to this Agreement have been duly authorized and will be, upon issuance and delivery against payment therefor in accordance with the terms hereof, validly issued, fully paid and nonassessable, and, to the knowledge of such counsel, the stockholders of the Company do not have any preemptive right, co-sale right, registration right, right of first refusal or other similar right, which rights have not previously been waived or complied with, in connection with the purchase or sale of any of the Shares;

          (F) The terms and provisions of the capital stock of the Company conform to the description thereof contained in the Registration Statement and the Prospectus, and the information in the Prospectus under the caption "Description of Capital Stock", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct, and the form of certificate evidencing the Common Stock complies with the applicable provisions of California law;

          (G) The statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations, including the California Corporation Law and the description of the certificate of incorporation and By-laws are accurate and fairly and correctly present the information required to be presented by the Act or the Rules and Regulations in all material respects; and such counsel does not know of any statutes, rules or regulations required to be described in the Registration Statement or the Prospectus that are not described or referred to therein as required;

          (H) The Company has full corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Company Firm Shares or the Overallotment Shares, as the case may be, to be issued and sold by it thereunder;

          (I) The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except that rights to indemnity and contribution hereunder may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (J) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

          (K) The Registration Statement, all Preliminary Prospectuses, the Prospectus, and each amendment or supplement thereto (other than the financial statements, financial data and supporting schedules included therein, as to which no opinion is expressed) comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations and to such counsel's knowledge, there are no agreements, contracts, leases or documents of a character required to be described in, or filed as an exhibit to, the Registration Statement which are not described or filed as required by the Act and the applicable Rules and Regulations;

          (L) The statements under the captions "Shares Eligible for Future Sale," and "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters; provided that such counsel shall be entitled to rely on representations of the Company with respect to certain factual matters contained in such statements, and provided further that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects;

          (M) The execution, delivery and performance of this Agreement and the consummation of the transactions therein contemplated do not and will not (a) conflict with or result in a breach of any of the terms or provisions of or, constitute a default under, the certificate of incorporation or By-laws of the Company, any agreement or document filed as an exhibit to the Registration Statement, or any statute, rule or regulation applicable to the Company (except that no opinion need to be expressed with respect to compliance with federal and state securities laws) or (b) to the knowledge of such counsel, result in the creation or imposition of any lien or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which its property is bound or (c) to the knowledge of such counsel, conflict with or result in a violation or breach of, or constitute a default under, any applicable license, authorization, approval, permit, judgment, franchise, order, writ or decree of any court or governmental agency or body;

          (N) The Company is not in violation of its certificate of incorporation or By-laws, and to the best of such counsel's knowledge, the Company is not in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument by which it or any of its properties may be bound or affected, except where such default would not have a Material Adverse Effect on the Company and, to the best of such counsel's knowledge, the Company is in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which it is subject, except where noncompliance would not have a Material Adverse Effect on the Company;

          (O) To such counsel's knowledge, there are no pending or threatened actions, suits, claims, proceedings or investigations that, if successful, would have a Material Adverse Effect or would limit, revoke, cancel, suspend, or cause not to be renewed any existing license, certificate, registration, approval or permit, known to such counsel, from any state, federal, or regulatory authority that is material to the conduct of the business of the Company as presently conducted, or that is of a character otherwise required to be disclosed in the Registration Statement or the Prospectus under the Act or the applicable Rules and Regulations;

          (P) No transfer taxes are required to be paid in connection with the sale or delivery to the Underwriters of the Company Firm Shares or the Overallotment Shares;

          (Q) The Company will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company, or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

          (R) The Shares issued and sold by the Company have been duly designated for quotation by the Nasdaq National Market.

          In addition, such counsel shall include a statement to the effect that such counsel has participated in conferences with officials and other representatives of the Company, the Representative, Underwriters' Counsel and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, at the time the Registration Statement became effective the Registration Statement (except as to financial statements, financial and statistical data and supporting schedules contained therein, as to which no opinion is expressed) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later Additional Closing Date, as the case may be, the Registration Statement or the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          [Counsel rendering the foregoing may rely (i) as to questions of law not involving the laws of the State of California or the United States upon opinions of local counsel, and (ii) representations or certificates of officers of the Company and of governmental officials, as the case may be, in which case its opinion is to state that it is so doing and that it has no actual knowledge of any material misstatement or inaccuracy in such opinions, representations or certificates, and that they believe that they and the Underwriters are justified in relying on such opinions or certificates. Copies of any opinion, representation or certificate so relied upon shall be delivered to you and to Underwriters' Counsel.]

                                   APPENDIX C


                Opinion of Counsel to the Selling Stockholders.
                ----------------------------------------------

        [Note:  Defined terms have the same meanings as ascribed to such terms in the Underwriting Agreement.]

         [Further Note:  If desired, this opinion may be combined with the opinion set forth in Appendix B]

     Troop, Meisinger, Steurber & Pasich shall opine to the effect that:

          (A) The Underwriting Agreement has been duly executed and delivered by each Selling Stockholder and each Selling Stockholder, subject to paragraph (B) immediately below, has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Selling Stockholder Shares being sold by such Selling Stockholder hereunder, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting or relating to the enforcement of creditors' rights generally and general equitable principles.

          (B) Upon delivery on behalf of each of the Selling Stockholders to the Underwrites of certificates for the Selling Stockholder Shares being sold hereunder by such Selling Stockholder against payment therefor as provided herein, the Underwriters will acquire all the rights of such Selling Stockholder to such Selling Stockholder Shares and will acquire such Selling Stockholder Shares free and clear of any "adverse claim" (as such term is used in Section ____ of the Uniform Commercial Code as in effect in the State of California), assuming the Underwriters acquire such Selling Stockholder Shares in good faith and without notice of any such "adverse claim".

          (C) No consent, approval, authorization or order of any federal or state court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the Blue Sky of any jurisdiction in connection with the purchase and distribution of the Selling Stockholder Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

          (D) Neither the sale of the Selling Stockholder Shares being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument actually known to such counsel and to which any Selling Stockholder is a party or bound, or any judgment, order or decree actually known to such counsel to be applicable to any Selling Stockholder of any federal State court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder.